UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On December 19, 2011, Baker Hughes Incorporated (the “Company”) concluded that a pre-tax noncash charge of approximately $301 million ($206 million after tax or $0.47 per share) for the impairment of the value of the BJ Services Company trade name, recorded as a result of the acquisition of BJ Services Company by the Company, would be required as a result of the corresponding decision by the Company to phase out and minimize the use of the BJ Services trade name in connection with a new overall branding strategy of the Company. The noncash impairment charge will be recorded in the quarter ending December 31, 2011. The impairment determination was made in accordance with Accounting Standards Codification 350, “Intangibles — Goodwill and Other”. The revised fair value of the trade name, after the impairment, will be approximately $61 million and will be amortized to expense in 2012 ($39 million), 2013 ($17 million) and 2014 ($5 million). This amortization expense will be included as part of corporate expense in those years. The Company does not expect to incur any significant current or future cash expenditures as a result of the impairment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 28, 2011, the Company announced that Martin S. Craighead will assume the position of Chief Executive Officer in addition to his role as President of the Company effective January 1, 2012. On December 19, 2011, the Board of Directors approved an increase in Mr. Craighead’s annual base salary from $710,526 to $1,000,000. The Board also approved an increase in Mr. Craighead’s expected value bonus target from 90% to 120% under the Company’s short-term incentive compensation program. Both of these increases are effective January 1, 2012 when he assumes his new role as Chief Executive Officer of the Company.

(e) On December 19, 2011, the Administrative Committee of the Company approved an amendment to the Company’s Supplemental Retirement Plan (the “Plan”). The Plan was amended to merge the BJ Services Company Deferred Compensation Plan into the Plan. The Amended and Restated Plan is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)

(d)	Exhibits.

10.1*	Baker Hughes Incorporated Amended and Restated Supplemental Retirement Plan.

*	The asterisk denotes that it is filed herewith and a management contract or compensatory plan arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: December 20, 2011	By:	/s/ Sandra E. Alford
Sandra E. Alford Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Baker Hughes Incorporated Amended and Restated Supplemental Retirement Plan.